PROSPECTUS SUPPLEMENT                         This Prospectus Supplement, filed
FOR THE PERIOD ENDING                         pursuant to Rule 424(b)(3),
FEBRUARY 28, 1998 TO                          relates to Registration Statement
PROSPECTUS DATED                              33-71502-01 and the Prospectus
NOVEMBER 19, 1993                             dated November 19, 1993

                       SECURITIES AND EXCHANGE COMMISSION

                             450 Fifth Street, N.W.
                            Washington, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported):  March 16, 1998


                          DISCOVER CARD MASTER TRUST I
                          ----------------------------
             (Exact name of registrant as specified in its charter)


Delaware                        0-23108                           Not Applicable
--------                        -------                           --------------
(State of                       (Commission                       (IRS Employer
organization)                   File Number)                      Identification No.)

c/o Greenwood Trust Company
12 Read's Way
New Castle, Delaware                                                  19720
                    ---------------------------------------------------------
(Address of principal executive offices)                           (Zip Code)


Registrant's telephone number, including area code: (302) 323-7184

                                Not Applicable
                 ----------------------------------------------
                 (Former address, if changed since last report)



                                 Page 1 of 116
                         Index to Exhibits is on page 7

Item 5.  Other Events

A)  Series 1993-1:
On March 16, 1998 the Registrant made available the Monthly Certificateholders' Statement for the February 1998 Due Period with respect to Series 1993-1, which is attached as Exhibit 20(a) hereto.

B)  Series 1993-2:
On March 16, 1998 the Registrant made available the Monthly Certificateholders' Statement for the February 1998 Due Period with respect to Series 1993-2, which is attached as Exhibit 20(b) hereto.

C)  Series 1993-3:
On March 16, 1998 the Registrant made available the Monthly Certificateholders' Statement for the February 1998 Due Period with respect to Series 1993-3, which is attached as Exhibit 20(c) hereto.

D)  Series 1994-2:
On March 16, 1998 the Registrant made available the Monthly Certificateholders' Statement for the February 1998 Due Period with respect to Series 1994-2, which is attached as Exhibit 20(d) hereto.

E)  Series 1994-3:
On March 16, 1998 the Registrant made available the Monthly Certificateholders' Statement for the February 1998 Due Period with respect to Series 1994-3, which is attached as Exhibit 20(e) hereto.

F)  Series 1994-A:
On March 16, 1998 the Registrant made available the Monthly Certificateholders' Statement for the February 1998 Due Period with respect to Series 1994-A, which is attached as Exhibit 20(f) hereto.

G)  Series 1995-1:
On March 16, 1998 the Registrant made available the Monthly Certificateholders' Statement for the February 1998 Due Period with respect to Series 1995-1, which is attached as Exhibit 20(g) hereto.

H)  Series 1995-2:
On March 16, 1998 the Registrant made available the Monthly Certificateholders' Statement for the February 1998 Due Period with respect to Series 1995-2, which is attached as Exhibit 20 (h) hereto.

I)  Series 1995-3:
On March 16, 1998 the Registrant made available the Monthly Certificateholders' Statement for the February 1998 Due Period with respect to Series 1995-3, which is attached as Exhibit 20(i) hereto.

J)  Series 1996-1:
On March 16, 1998 the Registrant made available the Monthly Certificateholders' Statement for the February 1998 Due Period with respect to Series 1996-1, which is attached as Exhibit 20(j) hereto.

K)  Series 1996-2:
On March 16, 1998 the Registrant made available the Monthly Certificateholders' Statement for the February 1998 Due Period with respect to Series 1996-2, which is attached as Exhibit 20(k) hereto.

L)  Series 1996-3:
On March 16, 1998 the Registrant made available the Monthly Certificateholders' Statement for the February 1998 Due Period with respect to Series 1996-3, which is attached as Exhibit 20(l) hereto.

M)  Series 1996-4:
On March 16, 1998 the Registrant made available the Monthly Certificateholders Statement for the February 1998 Due Period with respect to Series 1996-4, which is attached as Exhibit 20(m) hereto.

N)  Series 1997-1:
On March 16, 1998 the Registrant made available the Monthly Certificateholders Statement for the February 1998 Due Period with respect to Series 1997-1, which is attached as Exhibit 20(n) hereto.

O)  Series 1997-2:
On March 16, 1998 the Registrant made available the Monthly Certificateholders Statement for the February 1998 Due Period with respect to Series 1997-2, which is attached as Exhibit 20(o) hereto.

P)  Series 1997-3:
On March 16, 1998 the Registrant made available the Monthly Certificateholders Statement for the February 1998 Due Period with respect to Series 1997-3, which is attached as Exhibit 20(p) hereto.

Q)  Series 1997-4:
On March 16, 1998 the Registrant made available the Monthly Certificateholders Statement for the February 1998 Due Period with respect to Series 1997-4, which is attached as Exhibit 20(q) hereto.

R)  Series 1998-1:
On March 16, 1998 the Registrant made available the Monthly Certificateholders Statement for the February 1998 Due Period with respect to Series 1998-1, which is attached as Exhibit 20(r) hereto.

Item 7.  Financial Statements and Exhibits
(c) Exhibits

Exhibit No.               Description
----------                -----------
20(a)                     Monthly Certificateholders' Statement, related to the Due Period ending February 28, 1998, for Series 1993-1.

20(b)                     Monthly Certificateholders' Statement, related to the Due Period ending February 28, 1998, for Series 1993-2.

20(c)                     Monthly Certificateholders' Statement, related to the Due Period ending February 28, 1998, for Series 1993-3.

20(d)                     Monthly Certificateholders' Statement, related to the Due Period ending February 28, 1998, for Series 1994-2.

20(e)                     Monthly Certificateholders' Statement, related to the Due Period ending February 28, 1998, for Series 1994-3.

20(f)                     Monthly Certificateholders' Statement, related to the Due Period ending February 28, 1998, for Series 1994-A.

20(g)                     Monthly Certificateholders' Statement, related to the Due Period ending February 28, 1998, for Series 1995-1.

20(h)                     Monthly Certificateholders' Statement, related to the Due Period ending February 28, 1998, for Series 1995-2.

20(i)                     Monthly Certificateholders' Statement, related to the Due Period ending February 28, 1998, for Series 1995-3.

20(j)                     Monthly Certificateholders' Statement, related to the Due Period ending February 28, 1998, for Series 1996-1.

20(k)                     Monthly Certificateholders' Statement, related to the Due Period ending February 28, 1998, for Series 1996-2.

20(l)                     Monthly Certificateholders' Statement, related to the Due Period ending February 28, 1998, for Series 1996-3.

20(m)                     Monthly Certificateholders' Statement, related to the Due Period ending February 28, 1998, for Series 1996-4.

20(n)                     Monthly Certificateholders' Statement, related to the Due Period ending February 28, 1998, for Series 1997-1.

20(o)                     Monthly Certificateholders' Statement, related to the Due Period ending February 28, 1998, for Series 1997-2.

20(p)                     Monthly Certificateholders' Statement, related to the Due Period ending February 28, 1998, for Series 1997-3.

20(q)                     Monthly Certificateholders' Statement, related to the Due Period ending February 28, 1998, for Series 1997-4.

20(r)                     Monthly Certificateholders' Statement, related to the Due Period ending February 28, 1998, for Series 1998-1.

                                   SIGNATURES

                     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                              DISCOVER CARD MASTER TRUST I
                                      (Registrant)

                                  By: GREENWOOD TRUST COMPANY
                                      as originator of the Trust


                                  By:               John J. Coane
                                      ---------------------------------------
                                      John J. Coane
                                      Vice President, Director of
                                      Accounting and Treasurer


Date: March 16, 1998

                                 EXHIBIT INDEX

Exhibit No.               Description
-----------               -----------
20(a)                     Monthly Certificateholders' Statement, related to the Due Period ending February 28, 1998, for Series 1993-1.

20(b)                     Monthly Certificateholders' Statement, related to the Due Period ending February 28, 1998, for Series 1993-2.

20(c)                     Monthly Certificateholders' Statement, related to the Due Period ending February 28, 1998, for Series 1993-3.

20(d)                     Monthly Certificateholders' Statement, related to the Due Period ending February 28, 1998, for Series 1994-2.

20(e)                     Monthly Certificateholders' Statement, related to the Due Period ending February 28, 1998, for Series 1994-3.

20(f)                     Monthly Certificateholders' Statement, related to the Due Period ending February 28, 1998, for Series 1994-A.

20(g)                     Monthly Certificateholders' Statement, related to the Due Period ending February 28, 1998, for Series 1995-1.

20(h)                     Monthly Certificateholders' Statement, related to the Due Period ending February 28, 1998, for Series 1995-2.

20(i)                     Monthly Certificateholders' Statement, related to the Due Period ending February 28, 1998, for Series 1995-3.

20(j)                     Monthly Certificateholders' Statement, related to the Due Period ending February 28, 1998, for Series 1996-1.

20(k)                     Monthly Certificateholders' Statement, related to the Due Period ending February 28, 1998, for Series 1996-2.

20(l)                     Monthly Certificateholders' Statement, related to the Due Period ending February 28, 1998, for Series 1996-3.

20(m)                     Monthly Certificateholders' Statement, related to the Due Period ending February 28, 1998, for Series 1996-4.

20(n)                     Monthly Certificateholders' Statement, related to the Due Period ending February 28, 1998, for Series 1997-1.

20(o)                     Monthly Certificateholders' Statement, related to the Due Period ending February 28, 1998, for Series 1997-2.

20(p)                     Monthly Certificateholders' Statement, related to the Due Period ending February 28, 1998, for Series 1997-3.

20(q)                     Monthly Certificateholders' Statement, related to the Due Period ending February 28, 1998, for Series 1997-4.

20(r)                     Monthly Certificateholders' Statement, related to the Due Period ending February 28, 1998, for Series 1998-1.